Exhibit 10.4

FOURTH AMENDMENT TO

BJ SERVICES COMPANY 2003 INCENTIVE PLAN

WHEREAS, BJ Services Company (the “Company”) has heretofore adopted the BJ Services Company 2003 Incentive Plan (the “Plan”); and

WHEREAS, at all times since January 1, 2005, the Company has operated and administered the Plan in good faith compliance with the requirements of section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Company desires to amend the Plan to comply with section 409A of the Code;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of December 5, 2008:

1. The following proviso shall be added to the end of Paragraph 3 of Article IV of the Plan:

“; and provided, further, that no such action by the Committee may be taken that causes the Award to fail to comply with section 409A of the Code.”

2. Paragraph 4 of Article IV of the Plan shall be deleted, and the following shall be substituted therefor:

“4. Acceleration upon a Change of Control. Except as otherwise provided in any document or instrument evidencing Performance Stock or Performance Units granted under the Plan, and notwithstanding any provision of the Plan, upon the occurrence of a Change of Control each share of Performance Stock and each Performance Unit previously granted under Article IV which is not then immediately vested in full shall be immediately vested in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Periods shall immediately end.”

3. The following sentence shall be added to the end of Paragraph 2 of Article VI of the Plan:

“Notwithstanding the foregoing, in no event shall any cash payment made pursuant to this Paragraph 2 of Article VI of the Plan be paid later than the end of the Grantee’s taxable year next following the Grantee’s taxable year in which the Grantee remits the related taxes.”

4. The following proviso shall be added to the end of Paragraph 4 of Article VI of the Plan:

“; and provided, further, that no such action by the Committee may be taken that causes the Award to fail to comply with section 409A of the Code.”

5. Paragraph 5 of Article VI of the Plan shall be deleted, and the following shall be substituted therefor:

“5. Acceleration upon a Change of Control. Except as otherwise provided in any document or instrument evidencing Performance Cash Awards granted under Article VI, and notwithstanding any provision in the Plan, upon the occurrence of a Change of Control, each Performance Cash Award previously granted under Article VI which is not then immediately vested in full shall be immediately vested and payable in cash in full, all performance goals shall be deemed to have been met to the fullest extent under the terms of such grant, and the Performance Period shall immediately end.”

6. Paragraph 3 of Article VII of the Plan shall be deleted, and the following shall be substituted therefor:

“3. Acceleration upon a Change of Control. Except as otherwise provided in any document or instrument evidencing Stock Appreciation Rights or Phantom Stock granted under the Plan, and notwithstanding any provision of the Plan, upon the occurrence of a Change of Control, each Stock Appreciation Right and share of Phantom Stock previously granted under Article VII which is not then immediately exercisable or vested in full shall be immediately exercisable or vested in full, all conditions shall be deemed to have been met to the fullest extent under the terms of such grant, and all deferral periods shall immediately end.”

7. The following sentence shall be added to the end of Article X of the Plan:

“In no event shall any Gross-up Amount paid pursuant to this Article X of the Plan be paid later than the end of the Participant’s taxable year next following the Participant’s taxable year in which the Participant remits the related taxes.”

8. Clause (iii)(B) of Paragraph 1 of Article XI of the Plan shall be deleted, and the following shall be substituted therefor:

“(B) such New Option (to the extent it was converted from a Prior Option that was vested and exercisable on December 31, 2004 and that has not been ‘materially modified,’ within the meaning of section 409A of the Code, following October 3, 2004) may be surrendered to the Acquiring Entity during the 90-day period following the occurrence of the Change of Control in return for payment in cash or shares of New Stock or a combination of cash and shares of New Stock as determined by the Acquiring Entity, equal in value to the excess of (I) the higher of (1) the per share value of the consideration received by shareholders of the Company upon the occurrence of the Change of Control (valued for such purposes as of the date of the Change of Control) or (2) the highest per share price for Common Stock of the Company during the period commencing with the public announcement of the proposed Change of Control transaction and ending upon the occurrence of the Change of Control over (II) the per share exercise price of the Common Stock of the Company under the Prior Option, multiplied by the number of shares of Common Stock of the Company subject to the Prior Option.”

9. Paragraph (d) of Article XII of the Plan shall be deleted.

10. As amended hereby, the Plan is specifically ratified and reaffirmed.